UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 28, 2024

LUDUSON ENTERTAINMENT

Luduson G Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55930	82-3184409
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35/F, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong

(Address of principal executive offices)

(Registrant’s Telephone Number)      +852 2824 8560

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common	LDSN	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

ITEM 8.01 OTHER EVENTS.

FOR IMMEDIATE RELEASE: LUDUSON G INC. (OTC: LDSN) Luduson G Inc. Announces Launch of New Pixel Art Business Valued at USD 250 Million

Hong Kong, 28 June, 2024 – Luduson G Inc. is thrilled to announce the launch of our latest collaboration venture, focusing on the innovative and dynamic field of Pixel Art. A private business of our Chief Operating Officer, Yap Lan Cheung, this new business is estimated to be worth an impressive USD 250 million and has huge potential to be spun off into another Listed entity.

Pixel Art is a form of digital art where images are created and edited at the pixel level, often characterized by its blocky, retro aesthetic reminiscent of early video games. This unique art style utilizes limited color palettes and intricate detailing, allowing artists to craft visually striking and nostalgic pieces that captivate audiences with their charm and simplicity. As a fusion of technology and creativity, Pixel Art has gained significant popularity in various digital media, from video games and animations to contemporary art exhibitions.

V1-Play Pixel Art (https://v1play-hk.odoo.com/), known for its unique blend of technology and creativity, represents a significant growth opportunity for Luduson G Inc. Our dedicated team has been working diligently to develop and implement this new division, which promises to deliver exceptional value to our stakeholders and elevate our company's standing in the digital art industry.

To further facilitate the growth and success of this new venture, Luduson's Malaysian subsidiary, LWH Consulting Sdn Bhd, has been paid 5% of the business's value equivalent to USD 12,500,000 in shares. This strategic allocation will be reflected in our Q2 financial results, demonstrating our commitment to expanding our international footprint and leveraging the unique strengths of our regional teams.

COO Yap Lan Cheung commented, "The launch of our Pixel Art business marks a pivotal moment for Luduson G Inc. We are poised to redefine the boundaries of digital art and deliver innovative solutions that resonate with a global audience. This venture underscores our dedication to fostering creativity and embracing cutting-edge technology."

We look forward to sharing more updates on this exciting journey and thank our partners, shareholders, and team members for their continued support and enthusiasm.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact are forward-looking statements, which are often indicated by terms such as "anticipate," "believe," "could," "estimate," "expect," "goal," "intend," "look forward to," "may," "plan," "potential," "predict," "project," "should," "will," "would" and similar expressions. These forward-looking statements may include, but are not limited to, statements regarding future business activities including the expansion into the decentralized financing space. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. Among the factors that could cause actual results to differ materially from those described or projected herein include uncertainties associated with operating a business in Hong Kong, risk of interference by the PRC government, ability to compete, and financial resources that do not last for as long as anticipated. A further list and description of these risks, uncertainties, and other risks can be found in LDSN's regulatory filings with the U.S. Securities and Exchange Commission, including in its current report on Form 10-K filed on March 28, 2024. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. LDSN undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

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About Luduson G Inc.

Luduson G Inc. (“LDSN”), a company founded in 2013 by a dynamic consortium of passionate game developers, interactive designers, and digital solution innovators within the IT industry, is proud to unveil its strategic evolution and management overhaul subsequent to a successful Reverse Takeover with Glamourous Group.

The restructured management team now comprises seasoned experts in Metaverse Development, Game Development, Commercial Movie Production, Key Opinion Leader (KOL) Management, and Event Organization. Leveraging this diversified skill set, L is poised to capitalize on emerging opportunities in the entertainment industry.

LDSN's expanded business scope encompasses the development of a metaverse for Global Entertainment, the production of Hong Kong-style Commercial Movies, the orchestration of large-scale events in the Asian market, and the establishment of a Movie Studio and Japan Animation Theme Park in Southeast Asia. The primary objective of LDSN is to forge a global entertainment universe, offering unparalleled experiences to audiences worldwide.

Media Contact

Contact: Man-Fai Cheng

Company Name: Luduson G Inc.

Phone: +852 2824 8560

Website: https://www.glamourousplanet.com/

Email: ceo.ldsn@gmail.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luduson G Inc.
Dated: June 28, 2024

	By:	/s/ Man Fai Cheng
Man Fai Cheng, CEO

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